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                                                                    Exhibit 3(b)
















                                     BY-LAWS

                                       OF

                           SEA PINES ASSOCIATES, INC.


                            REVISED JANUARY 29, 2001


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                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

I.        NAME AND PURPOSES

         1.        Name.....................................................1
         2.        Purposes.................................................1

II.       OFFICES

         1.        Principal Office.........................................1
         2.        Registered Office........................................1

III.      SHAREHOLDERS

         1.        Place of Meetings........................................1
         2.        Annual Meeting...........................................1
         3.        Special Meetings.........................................3
         4.        Notice of Meetings of Shareholders.......................4
         5.        Waiver of Notice.........................................4
         6.        Quorum of Shareholders...................................5
         7.        Adjournment..............................................5
         8.        Record Date..............................................5
         9.        Voting of Shares.........................................5
        10.        Proxies..................................................6
        11.        Written Consent of Shareholders..........................6
        12.        Conduct of Meeting.......................................6

IV.       BOARD OF DIRECTORS

         1.        General..................................................6
         2.        Qualifications...........................................7
         3.        Committees...............................................7
         4.        Newly Created Directorships and Vacancies................7
         5.        Quorum...................................................7
         6.        Action of the Board of Directors.........................7
         7.        Resignation and Removal..................................7
         8.        Place of Board Meetings..................................7
         9.        Meeting by Conference Call...............................7

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                                                                           PAGE
                                                                           ----

        10.        Regular Annual Meeting...................................8
        11.        Notice of Meetings of the Board..........................8
        12.        Adjournment..............................................8
        13.        Chairman for Board Meetings..............................8
        14.        Compensation.............................................8
        15.        Consent of Directors.....................................8
        16.        Advisory Directors.......................................9

V.        OFFICERS

         1.        Number...................................................9
         2.        Election and Term of Office..............................9
         3.        Removal..................................................9
         4.        Execution of Instruments.................................9
         5.        Compensation.............................................9
         6.        Sureties and Bonds.......................................9
         7.        Chairman................................................10
         8.        Vice Chairman...........................................10
         9.        Secretary...............................................10
        10.        Treasurer...............................................10
        11.        Assistant Officers......................................11
        12.        Chief Executive Officer.................................11

VI.       CERTIFICATES FOR SHARES

         1.        Certificates............................................11
         2.        Lost or Destroyed Certificates..........................11
         3.        Transfer of Shares......................................11

VII.      GENERAL PROVISIONS

         1.        Seal....................................................12
         2.        Indemnification and Insurance...........................12
         3.        Designated Key Executives...............................12
         4.        References to Articles of Incorporation.................12
         5.        Fiscal Year.............................................13
         6.        By-Laws Amendments......................................13
         7.        Redemption of Control Shares............................13


                                       ii

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                                     BY-LAWS

                                       OF

                           SEA PINES ASSOCIATES, INC.



                                    ARTICLE I
                                NAME AND PURPOSES

         Section 1. Name. The name of the corporation is Sea Pines Associates, Inc. ("Corporation").

         Section 2. Purposes. The Corporation is organized under the South Carolina Business Corporation Code for those purposes set out in the Articles of Incorporation of the Corporation.


                                   ARTICLE II
                                     OFFICES

         Section 1. Principal Office. The principal office of the Corporation is located at Sea Pines Welcome Center, 32 Greenwood Drive, Hilton Head Island, South Carolina 29928. The Corporation may have such other offices either within or without the State of South Carolina as the Board of Directors may designate from time to time.

         Section 2. Registered Office. The registered office of the Corporation required by the South Carolina Business Corporation Code to be maintained in the State of South Carolina may be, but need not be, identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors. In the absence of any action by the Board, the registered office shall be as set forth in the Articles of Incorporation of the Corporation.


                                   ARTICLE III
                                  SHAREHOLDERS

         Section 1. Place of Meetings. Meetings of the shareholders shall be held at the principal office of the Corporation or at such other place within or outside the State of South Carolina as the Board of Directors shall authorize.

         Section 2. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly be brought before the



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meeting shall be held at such time as is specified in the notice of the meeting on either the first Saturday in the month of March of each year or on such other date as may be fixed by the Board of Directors prior to the giving of the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of shareholders.

         Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this By-Law.

         For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (b) of the foregoing paragraph of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to and received by the Secretary at the principal office of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting; provided, however, that if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and a description of all arrangements and understandings between the nominating shareholder and the nominee or any other person (naming such person) relating to the nomination; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

         Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board



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of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to and received by the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which a public announcement is made by the Corporation.

         Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

         For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document mailed to all shareholders of record or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

         Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

         Section 3. Special Meetings. Special meetings of the shareholders shall be called upon the request of the Chairman of the Board of Directors, upon the request of a majority of the members of the Board of Directors or if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose for which it is to be held. Business transacted at a special meeting shall be confined to the specific purpose or purposes of the persons authorized to request such special meeting as set forth in this By-Law and only such purpose or purposes shall be set forth in the notice of such meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders.

         Directors are to be elected at a special meeting of shareholders only
(a) if the Board of Directors so determines or (b) to fill a vacancy created by the removal of a director at such special meeting. Nominations of persons for election to the Board of Directors may be made at a special



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meeting of shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice by such shareholder provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this By-Law. Nominations by a shareholder of persons for election to the Board of Directors may be made at such a special meeting of shareholders at which directors are to be elected if the shareholder's notice required by the third paragraph of
Section 2 of Article III of these By-Laws shall be delivered to and received by the Secretary of the Corporation at the principal office of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement (as defined in Section 2 of Article III of these By-Laws) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the special meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

         Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors under specified circumstances.

         Section 4. Notice of Meetings of Shareholders. Written notice of any shareholders meeting shall be delivered either personally or by first class mail to each shareholder entitled to vote on any matter to be addressed at such meeting. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting. Notice of each meeting shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the Corporation's records.

         Section 5. Waiver of Notice. Notice of meetings need not be given to any shareholder who signs a waiver of notice, either in person or by proxy, either before or after the meeting. The attendance, whether in person or by proxy, of any shareholder at a meeting without protesting the sufficiency of notice of the meeting prior to the conclusion of such meeting shall constitute a waiver of notice by such shareholder.



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         Section 6. Quorum of Shareholders. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of business. If a quorum is present at any meeting, the affirmative vote of a majority of the shares represented and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by class is otherwise required by these By-Laws or the Articles of Incorporation. Once a quorum is present, it shall not be broken by the subsequent withdrawal of any shareholder, and the shareholders remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. Adjournment. Upon the affirmative vote of a majority in interest of shareholders present at a shareholder meeting, the meeting may be adjourned from time to time to a fixed date for any valid business reason without further notice as to the time and place of such adjourned meeting, but such adjournment shall be for a period not in excess of one hundred twenty (120) days. At any such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at the meeting as originally scheduled, unless all shares are represented and do not object.

         Section 8. Record Date. For the purpose of determining the shareholders qualified or entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders qualified or entitled to receive payment of any dividend or the allotment of any rights, or for any other proper purpose, the Board records shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than seventy (70) nor less than ten (10) days before the date of such meeting or action. If no record date is fixed by the Board, the record date for any such purposes shall be ten (10) days before the date of such meeting or action. When such determination of qualified or entitled shareholders has been made as provided above, such determination shall also apply to any adjourned meeting, unless the Board fixes a new record date.

         Section 9. Voting of Shares. At all meetings, shareholders' voting will be conducted and recorded by mailed proxies prior to the meeting, or by proxies personally delivered on the day of the meeting. However, any qualified voter may demand a record vote, whereupon such vote shall be taken by ballot, and the Secretary shall record the name of each shareholder voting, the number of shares voted by each shareholder and, if such vote shall be by proxy, the name of the proxy holder. A complete list of shareholders entitled to vote at a shareholder meeting or any adjournment thereof, arranged in alphabetical order and setting forth the number of voting shares held by each shareholder, shall be prepared by the Secretary of the Corporation or the transfer agent of the Corporation who shall have charge of the stock ledger and stock transfer books for the Corporation. Such list shall be subject to inspection by any shareholder at the principal office of the Corporation during business hours for ten (10) days prior to such meeting and throughout the meeting or any adjournment thereof. There shall be no cumulative voting.



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         Section 10. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to action without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact and delivered to the Secretary at the meeting prior to or during the roll call, or be returned to the corporation with the signed consent or dissent to action without a meeting. No proxy shall be valid after the date of the next meeting of the shareholders or any adjournment thereof. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         Section 11. Written Consent of Shareholders. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 12. Conduct of Meeting. Meetings of shareholders shall be presided over by the Chairman of the Board or, in his absence, by the Vice Chairman of the Board or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat. The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

         The Board of Directors shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and (f) rules, regulations and procedures governing the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.


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                                   ARTICLE IV
                               BOARD OF DIRECTORS

         Section 1. General. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         Section 2. Qualifications. Each director shall be at least eighteen
(18) years of age. Directors need not be shareholders nor residents of the State of South Carolina. The mandatory retirement age for Directors is age 75. Nominees, under the age of 75, may be elected and re-elected despite their 75th birthday falling during their elected term; provided, however, a Director who has reached his 75th birthday must resign at the annual meeting immediately following his or her 75th birthday.

         Section 3. Committees. The Board of Directors may create one or more committees of the Board of Directors and appoint members of the Board of Directors to serve on them. Each committee must have two or more members. To the extent specified by the Board of Directors, between meetings of the Board of Directors and subject to such limitations as may be required by law, the Corporation's Articles of Incorporation, these By-laws or imposed by resolution of the Board of Directors, such committees may exercise all of the authority of the Board of Directors in the management of the Corporation. Meetings of the committees may be held at any time on call of the Chief Executive Officer or of any member of the committee. A majority of the members of a committee shall constitute a quorum for all meetings. Committees shall keep minutes of their proceedings and submit them to the next succeeding meeting of the Board.

         Section 4. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason may be filled by a vote of a majority of the directors then in office although less than a quorum may exist. Directors appointed pursuant to this section shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their death, resignation or removal.

         Section 5. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

         Section 6. Action of the Board of Directors. Unless otherwise required by law, the vote of a majority of the members of the Board of Directors present at the time of the vote, if a quorum is present at such time, shall be an act of the Board of Directors.

         Section 7. Resignation and Removal. A director may resign from the Board of Directors, at any time, by giving written notice to the Board, the Chairman, or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the


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Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective. Any director may be removed at any time for cause upon the vote of shareholders holding a majority of the outstanding shares with voting rights.

         Section 8. Place of Board Meetings. The Board of Directors may hold its meetings at the principal office of the Corporation or at such other places, either within or without the State of South Carolina, as it may from time to time determine.

         Section 9. Meeting by Conference Call. Members of the Board of Directors or any committee may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 10. Regular Annual Meeting. The regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of the shareholders.

         Section 11. Notice of Meetings of the Board. Regular meetings of the Board may be held without notice at such time and place, as the Board shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the Chairman upon not less than 24 hours notice to each director either personally or by mail, telegraph, telephone, cable or wireless, facsimile transmission, courier service, or electronic mail, and such notice shall include the date, time, place and purpose of the special meeting. Special meetings shall be called by the Chairman or by the Secretary in a like manner upon the written request of at least two (2) directors. Notice of a meeting need not be given to any director who submits a waiver of notice, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

         Section 12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to all other directors.

         Section 13. Chairman For Board Meetings. At all meetings of the Board of Directors, the Chairman of the Board, if one has been elected, shall preside. In the absence of the Chairman, the Vice Chairman shall preside. If no duly elected Chairman or Vice Chairman is present, the Directors present shall elect a chairman for the meeting.

         Section 14. Compensation. The Board of Directors may fix the compensation of directors for their services as directors, or in any other capacity, and such compensation may be in any form, including, without limitation, cash, stock and stock options.




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         Section 15. Consent of Directors. Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if such action is assented to by all members of the Board. The action may be evidenced by one or more written consents describing the action so taken, signed by all the directors and filed with the minutes of the proceedings of the Board.

         Section 16. Advisory Directors. The Board of Directors may appoint any number of advisory directors who may attend all meetings of the Board of Directors and participate in all discussions at such meetings; provided, advisory directors may not vote on matters coming before the Board.


                                    ARTICLE V
                                    OFFICERS

         Section 1. Number. The Board of Directors shall elect a Chairman who shall also act as Chairman of the Board of Directors, a Vice-Chairman who shall also act as Vice-Chairman of the Board of Directors, a Chief Executive officer, a Secretary, a Treasurer, and one or more assistant officers. Any two or more offices may be held by the same person, except that the Chairman, Vice Chairman, and Secretary must be three different persons.

         Section 2. Election and Term of Office. An officer shall remain in office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal. Any officer may be removed by the Board whenever in its judgment the best interest of the Corporation will be served thereby. Any such removal in violation of any written employment agreement with any officer shall not limit the power of the Board of Directors to remove such officer, but the Corporation shall remain liable to the officer for the payment of all sums due under any such agreement.

         Section 4. Execution of Instruments. Contracts, deeds, checks and other instruments shall be executed by the officer or those officers as shall be determined by resolution of a majority of the Board of Directors.

         Section 5. Compensation. The compensation of officers shall be fixed by resolution of the Board of Directors and may include salary, insurance, expense accounts, auto expense or other prerequisites deemed appropriate by the Board.

         Section 6. Sureties and Bonds. If so required by the Board of Directors, any officer or agent of the Corporation shall execute a bond in favor of the Corporation in such sum and with such surety or sureties as the Board may direct.


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         Section 7. Chairman. The Chairman shall oversee the work of the Board of Directors and assure that the Board's responsibilities are carried out, consistent with such policies and procedures as the Board may adopt. He shall, when present, preside at all meetings of the shareholders and all meetings of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors authorizes to be executed, except in cases where the signing and execution thereof shall be expressly delegated by at least a majority of the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The Chairman shall have primary responsibility for shareholder relations and shareholder communication. He shall represent the Corporation at external functions requiring Board representation. In general, the Chairman shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 8. Vice Chairman. In the absence of the Chairman or in the event of his death, inability or refusal to act, the Vice Chairman, shall perform the duties of the Chairman and, when so acting, shall have all the powers of and be subject to all the restrictions that apply to the Chairman. The Vice Chairman shall perform such other duties as from time to time may be assigned to him by the Chairman or by the Board of Directors.

         Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and minutes of all proceedings in a book or books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized, and he shall keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner. When required, he shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general, he shall perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Chairman or the Board of Directors.

         Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board and disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements. He shall render to the Chairman and Board at the regular meetings of the Board or whenever they require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and he shall render a full financial report at the annual meeting of the shareholders if so requested by the Board. The Treasurer shall be furnished, at his request, with such reports and statements as he may require from the corporate officers and agents as to all financial transactions of the Corporation. In general, he shall perform all duties as are given to him by these By-Laws or as from time to time are assigned to him by the Board of Directors or the Chairman.



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

         Section 11. Assistant Officers. The Board of Directors may elect (or delegate to the Chairman of the Board or to the Chairman the right to appoint) such other officers and agents as may be necessary or desirable for the business of the Corporation. Such other officers may include one or more assistant secretaries and treasurers who have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity.

         Section 12. Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board of Directors and any limitations the Board may choose to impose, shall direct the business and affairs of the Corporation including its subsidiaries.


                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

         Section 1. Certificates. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number of shares of stock of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman or a Vice Chairman and by the Treasurer or an assistant Treasurer or by the Secretary or an assistant Secretary of the Corporation. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificate shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officers were still in office at the date of their issue.

         Section 2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, if permitted by applicable law, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may so long as permitted by applicable law, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or with a transfer agent or a transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power. The Corporation shall be entitled to treat the holder of record of any share as the holder in



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

fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof except as expressly provided by the laws of South Carolina.

                                   ARTICLE VII
                               GENERAL PROVISIONS

         Section 1. Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient to use such a seal at any time, the signature of the Corporation following the words "seal" enclosed in parenthesis shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary.

         Section 2. Indemnification and Insurance. The Corporation shall indemnify every officer, director and designated key executives against any and all expenses, including attorney's fees, reasonably incurred by or imposed upon any officer, director or designated key executive in connection with any action, suit or other proceeding (including settlement of any suit or proceeding if approved by the then Board of Directors) to which he or she may be a party by reason of having been an officer, director or designated key executive. The officers, directors and designated key executives shall not be liable for any mistake of judgment, negligent or otherwise, except for their own individual or willful misfeasance, malfeasance, misconduct or bad faith. The officers, directors and designated key executives shall have no personal liability with respect to any contract or other commitment made by the Board, in good faith, on behalf of the Corporation, and the Corporation shall indemnify and forever hold each such officer, director or designated key executive free and harmless against any and all liability to others on account of any such contract or commitment. Any right to indemnification provided for herein shall not be exclusive of any other rights to which any officer, director, designated key executive or former officer or director, may be entitled. The Corporation shall maintain adequate general liability and officers and directors liability insurance to fund this obligation, if such insurance is available at a reasonable cost as determined by the Board of Directors.

         Section 3. Designated Key Executives. The following positions shall be designated as key executives for the purposes of Section 2 above. These positions may be amended by a resolution of the Board of Directors: President, Chief Executive Officer, Chief Financial Officer, Director of Sports and Retail Operations, Controller, Director of Information Services, Director of Hospitality, Director of Human Resources, Director of Corporate and Community Service, Director of Marketing and Broker-in-Charge.

         Section 4. References to Articles of Incorporation. References to the Articles of Incorporation of the Corporation in these By-Laws shall include all amendments thereto unless otherwise stated.

         Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution by the Board of Directors.

         Section 6. By-Laws Amendments. These By-Laws may be amended by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of shareholders holding a majority of the votes eligible to be cast and present or represented by proxy at a duly called meeting of the shareholders; provided, no amendment to the By-Laws adopted by a vote of the shareholders in the manner provided above may be modified by the Board of Directors.

         Section 7. Redemption of Control Shares. To the fullest extent permitted by South Carolina Code of Laws (1976), as amended, Sections 35-2-101 et seq. (the "Control Share Acquisition Provisions"), the Corporation may redeem "control shares" acquired in a "control share acquisition" upon appropriate resolution adopted by the Board of Directors. The terms "control shares" and "control share acquisition" shall have the meanings set forth in the Control Share Acquisition Provisions.


                                  CERTIFICATION

         I the undersigned, do hereby certify that I am the duly elected and acting Secretary of Sea Pines Associates, Inc., a South Carolina corporation; and


         That the foregoing By-Laws constitute the By-Laws of the Corporation reflecting amendments duly adopted at a meeting of the Board of Directors thereof held on the 25th day of January 1988. And again amended and adopted by the Board of Directors on the 7th day of December 1992. And again amended and adopted by the Board of Directors on the 26th day of February 1996. And again amended and adopted by the Board of Directors on the 30th day of January 1998. And again amended and adopted by the Board of Directors on the 29th day of March, 1999. And again amended and adopted by the Board of Directors on the 25th day of October, 1999, And again amended and adopted by the Board of Directors on the 15th day of December, 2000. And again amended and adopted by the Board of Directors on the 29th of January, 2001.


         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 29th day of January 2001.





                                                     /s/ Angus Cotton
                                                     Secretary
(SEAL)


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